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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                     October 19, 2004

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                    (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On October 19, 2004, LodgeNet Entertainment Corporation issued a press release regarding its financial results for the second quarter of 2004 and certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto.

     LodgeNet Entertainment Corporation will host a conference call on Tuesday, October 19, 2004 at 4:00 pm CST. The call will be webcast live over the Internet via ECI at http://calleci.econfcall.net/pub_cs_activelist.jsp. The webcast will be archived at that site for one month and can be accessed via LodgeNet’s website at http://www.lodgenet.com. Additionally, LodgeNet has posted slides at its website under the investor relations, company presentation section, which will be referenced during the conference call. These slides are furnished as Exhibit 99.2 hereto.

     The press releases and the slides include information regarding operating income which include adjustments to amounts calculated under generally accepted accounting principles. These measures are not in accordance with, or an alternative for, GAAP, and may be different from similar measures used by other companies. The operating income information presented in the slides is provided as a complement to results provided in accordance with generally accepted accounting principles and is provided to give investors a more complete understanding of the underlying operational results and trends in LodgeNet’s performance. Management believes this information is useful in analyzing historical results because it shows investors and management the profitability of operations apart from the major non-cash items. In addition, management uses the information as a basis for planning and forecasting future periods.

     The information in this Item 2.02 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

          99.1     Press Release (furnished)

          99.2     PowerPoint Slides (furnished)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2004	By:	/s/ Scott C. Petersen
Scott C. Petersen
	Its	President and Chief Executive Officer